UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K dated January 25, 2005 is filed by the registrant to amend and restate in its entirety the description in Item 1.01 regarding the Strategic Excellence Program to include the performance measurements of free cash flow and earnings per share and to supplement the descriptions of the performance and vesting periods.

Item 1.01 – Entry into a Material Definitive Agreement

Pursuant to the registrant’s Omnibus Stock and Incentive Plans, which have been approved by shareholders, the registrant established a Strategic Excellence Program under which grants of stock options, phantom restricted stock units, and/or cash units are typically granted each year to executive officers and other key management employees as part of the registrant’s long-term incentive compensation program

Stock options are typically granted each year to executive officers and other key management employees based on the registrant’s analysis of grant sizes made at other large publicly owned companies. Grants are issued with an exercise price equal to the fair market value of the stock at the time of grant. The option term is 10 years and options typically vest in 3 installments, with the first installment representing 1/3 of the number of shares granted vesting on the first anniversary date of the option grant, 1/3 of the shares granted vesting on the second anniversary date of the option grant, and 1/3 of the shares granted vesting on the third anniversary date of the option grant. A copy of the Stock Option award grant document is incorporated by reference from the Current Report on Form 8-K filed by the registrant dated January 25, 2005.

Phantom restricted stock unit and cash unit grants are based on the Company meeting one year or longer performance goals with respect to one or more of the following measures: EVA, free cash flow (defined as cash from operations after capital expenditures, proceeds from the sale of fixed assets, and dividends), earnings per share, innovation, and customer loyalty that are established by the Human Resources Committee of the Board of Directors at the beginning of each performance period. Final awards are determined by the Human Resources Committee after the completion of the performance period and an evaluation by the Human Resources Committee of the Company’s performance against these performance goals. For participants subject to Section 162(m) of the Internal Revenue Code, the Committee may only adjust awards downward based on factors the Committee deems appropriate. After a performance period of one year or longer and a determination of performance by the Committee, awards will be paid in stock or cash unless the Committee had included an additional time-based restriction period of up to two years as part of the original grant. Upon expiration of any time restriction periods, payment will be made in common stock of the registrant or cash as appropriate. A copy of the Strategic Excellence Program award grant document for phantom restricted stock and cash units is incorporated by reference from the Current Report on Form 8-K filed by the registrant dated January 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 10, 2005	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary